EXHIBIT 5(a)

                                        September 24, 1996

          Levitz Furniture Incorporated
          6111 Broken Sound Parkway, N.W.
          Boca Raton, Florida  33487-2799

                         Re:  Registration Statement on Form S-3 of
                              Levitz Furniture Incorporated

          Dear Ladies and Gentlemen:

                    We have acted as special counsel to Levitz
          Furniture Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-
          8749) of the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commis-sion") under the Securities Act of 1933, as amended (the "Securities Act"), on July 25, 1996 and Amendment No. 1 thereto, filed with the Commission on September 24, 1996
          (such Registration Statement, as so amended, being here-inafter referred to as the "Registration Statement").
          The Registration Statement relates to the registra-tion by the Company under the Securities Act of 283,972 shares (the "Warrant Shares") of common stock, par value
          $.01 per share ("Common Stock"), of the Company to be issued upon exercise of certain warrants (the "Warrants") of the Company in accordance with the terms of the Warrant Agreement, dated as of March 25, 1996, between the Company, as issuer and American Stock Transfer & Trust Company, as agent (the "Warrant Agreement").

                    This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                    In connection with this opinion, we have exam-ined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Registration Statement (to-gether with the form of preliminary prospectus forming a part thereof); (ii) the executed Warrant Agreement, including the form of warrant certificate contained therein (the "Warrant Certificate"); (iii) the Restated Certificate of Incorporation of the Company (the "Certif-icate"); (iv) the By-laws of the Company; (v) a specimen certificate for the common stock; and (vi) resolu-tions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement.

                    In our examination, we have assumed the genu-ineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submit-ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed by par-ties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

                    Members of this Firm are admitted to the Bar of the State of Delaware and we express no opinion as to the laws of any other jurisdiction.

                    Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assump-tions set forth herein, we are of the opinion that the issuance and sale of the Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company and when the Warrant Shares are issued, (in conformity with the specimen examined by us) delivered and paid for in accordance with the terms of the Warrant Agreement and the Warrant Certificate, the Warrant Shares will be validly issued, fully paid and nonassessable shares of Common Stock.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Experts" in the prospectus filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgat-ed thereunder.

                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate,
                                             Meagher & Flom